UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WINTHROP REALTY TRUST
(Exact name of registrant as specified in its charter)

Ohio	34-6513657
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500
Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Senior Notes Due 2022	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-155761.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Winthrop Realty Trust (the “Company”) hereby incorporates by reference herein the description of its 7.75% Senior Notes Due 2022 (the “Notes”), to be registered hereunder, set forth under the heading “Description of Notes” in the Company’s prospectus supplement, dated August 8, 2012 to the prospectus, dated October 13, 2009 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-155761) of the Company, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Our Debt Securities” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Notes are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

4.1
Indenture, dated August 6, 2012, between the Company and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K  filed with the Commission on August 9, 2012)

4.2
First Supplemental Indenture, dated August 15, 2012, between the Company and The Bank of New York Mellon, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K  filed with the Commission on August 15, 2012)

4.3	Form of 7.75% Senior Notes Due 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 15, 2012)

4.4
Pledge Agreement, dated August 15, 2012, between the Company and The Bank of New York Mellon, as Trustee and Collateral Agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K  filed with the Commission on August 15, 2012)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 15, 2012

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture, dated August 6, 2012, between the Company and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K  filed with the Commission on August 9, 2012)

4.2
First Supplemental Indenture, dated August 15, 2012, between the Company and The Bank of New York Mellon, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K  filed with the Commission on August 15, 2012)

4.3	Form of 7.75% Senior Notes Due 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 15, 2012)

4.4
Pledge Agreement, dated August 15, 2012, between the Company and The Bank of New York Mellon, as Trustee and Collateral Agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K  filed with the Commission on August 15, 2012)